Exhibit 10.2

MAXLINEAR, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is dated as of _______________, 20__, and is between MaxLinear, Inc., a Delaware corporation (the “Company”), and the indemnitees listed on the signature pages hereto (individually, as “Indemnitee” and, collectively, the “Indemnitees”).

RECITALS

A. The Company and the Indemnitees recognize the continued difficulty in obtaining liability insurance for the Company’s directors, officers and controlling persons, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B. The Company and the Indemnitees further recognize the substantial increase in corporate litigation in general, subjecting directors, officers and controlling persons to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C. The Indemnitees do not regard the current protection available as adequate under the present circumstances, and the Indemnitees and other directors, officers, and controlling persons of the Company may not be willing to serve in such capacities without additional protection.

D. The Company: (i) desires to attract and retain the involvement of highly qualified groups, such as the Indemnitees, to serve the Company and, in part, to induce the Indemnitees to be involved with the Company and (ii) wishes to provide for the indemnification and advancing of expenses to the Indemnitees to the maximum extent permitted by law.

E. The Indemnitees are reluctant to serve as directors or officers of corporations or in certain other capacities unless they are provided with adequate protection through insurance or indemnification against the risks of claims and actions against them arising out of such service.

F. In order to induce the Indemnitees to continue to provide services to the Company, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, the Indemnitees as permitted by applicable law.

G. This Agreement is a supplement to and in furtherance of the indemnification provided in the Company’s certificate of incorporation and bylaws, and any resolutions adopted pursuant thereto, and this Agreement shall not be deemed a substitute therefor, nor shall this Agreement be deemed to limit, diminish or abrogate any rights of the Indemnitees thereunder.

The parties therefore agree as follows:

1. Definitions.

(a) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) Change in Board Composition. During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Company’s board of directors, and any new directors (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 1(a)(i), 1(a)(iii) or 1(a)(iv)) whose election by the board of directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Company’s board of directors;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

(v) Other Events. Any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirement.

For purposes of this Section 1(a), the following terms shall have the following meanings:

(1) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended; provided, however, that “Person” shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(2) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended; provided, however, that “Beneficial Owner” shall exclude any Person otherwise becoming a Beneficial Owner by reason of (i) the stockholders of the Company approving a merger of the Company with another entity or (ii) the Company’s board of directors approving a sale of securities by the Company to such Person.

(b) “Corporate Status” describes the status of a person who is or was a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or any other Enterprise.

(c) “DGCL” means the General Corporation Law of the State of Delaware.

(d) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by any Indemnitee.

(e) “Enterprise” means the Company and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which any Indemnitee is or was serving at the request of the Company as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary.

(f) “Expenses” include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond or other appeal bond or their equivalent, and (ii) for purposes of Section 12(c), Expenses incurred by an Indemnitee in connection with the interpretation, enforcement or defense of such Indemnitee’s rights under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company. Expenses, however, shall not include amounts paid in settlement by an Indemnitee or the amount of judgments or fines against an Indemnitee.

(g) “Independent Counsel” means a law firm, or a partner or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or any Indemnitee in any matter material to such party (other than as Independent Counsel with respect to matters concerning such Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or an Indemnitee in an action to determine such Indemnitee’s rights under this Agreement.

(h) “Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including any appeal therefrom and including without limitation any such Proceeding pending as of the date of this Agreement, in which any Indemnitee was, is or will be involved as a party, a potential party, a non-party witness or otherwise by reason of (i) the fact that such Indemnitee is or was a director, officer, or controlling person of the Company, (ii) any action taken by such Indemnitee or any action or inaction on such Indemnitee’s part while acting as a director, officer, or controlling person of the Company, or (iii) the fact that he or she is or was serving at the request of the Company as a director, trustee, general partner, managing member, officer, employee, controlling person, agent or fiduciary of the Company or any other Enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement.

(i) Reference to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

2. Indemnity in Third-Party Proceedings. The Company shall indemnify an Indemnitee in accordance with the provisions of this Section 2 if such Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 2, such Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

3. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify an Indemnitee in accordance with the provisions of this Section 3 if such Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, such Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by such Indemnitee or on such Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which such Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the extent that an Indemnitee is a party to or a participant in and is successful (on the merits or otherwise) in defense of any Proceeding or any claim, issue or matter therein, the Company shall indemnify such Indemnitee against all Expenses actually and reasonably incurred by such Indemnitee or on such Indemnitee’s behalf in connection therewith. To the extent permitted by applicable law, if such Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, in defense of one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify such Indemnitee against all Expenses actually and reasonably incurred by such Indemnitee or on such Indemnitee’s behalf in connection with (a) each successfully resolved claim, issue or matter and (b) any claim, issue or matter related to any such successfully resolved claim, issue or matter. For purposes of this section, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

5. Indemnification for Expenses of a Witness. To the extent that an Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which such Indemnitee is not a party, such Indemnitee shall be indemnified to the extent permitted by applicable law against all Expenses actually and reasonably incurred by such Indemnitee or on such Indemnitee’s behalf in connection therewith.

6. Additional Indemnification.

(a) Notwithstanding any limitation in Sections 2, 3 or 4, the Company shall indemnify an Indemnitee to the fullest extent permitted by applicable law if such Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee or on his or her behalf in connection with the Proceeding or any claim, issue or matter therein.

(b) For purposes of Section 6(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(i) the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and

(ii) the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

7. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any Proceeding (or any part of any Proceeding):

(a) for which payment has actually been made to or on behalf of an Indemnitee under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

(c) for any reimbursement of the Company by an Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by such Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by such Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

(d) initiated by an Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by such Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees, unless (i) the Company’s board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) otherwise authorized in Section 12(c) or (iv) otherwise required by applicable law; or

(e) if prohibited by applicable law.

8. Advances of Expenses. The Company shall advance the Expenses incurred by an Indemnitee in connection with any Proceeding, and such advancement shall be made as soon as reasonably practicable, but in any event no later than 30 days, after the receipt by the Company of a written statement or statements requesting such advances from time to time (which shall include invoices received by such Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause such Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice). Advances shall be unsecured and interest free and made without regard to such Indemnitee’s ability to repay such advances. Each Indemnitee hereby undertakes to repay any advance to the extent that it is ultimately determined that such Indemnitee is not entitled to be indemnified by the Company. This Section 8 shall not apply to the extent advancement is prohibited by law and shall not apply to any Proceeding for which indemnity is not permitted under this Agreement, but shall apply to any Proceeding referenced in Section 7(b) or 7(c) prior to a determination that an Indemnitee is not entitled to be indemnified by the Company.

9. Procedures for Notification and Defense of Claim.

(a) An Indemnitee shall notify the Company in writing of any matter with respect to which such Indemnitee intends to seek indemnification or advancement of Expenses as soon as reasonably practicable following the receipt by such Indemnitee of notice thereof. The written notification to the Company shall include, in reasonable detail, a description of the nature of the Proceeding and the facts underlying the Proceeding. The failure by an Indemnitee to notify the Company will not relieve the Company from any liability which it may have to such Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by such Indemnitee of any rights, except to the extent that such failure or delay materially prejudices the Company.

(b) If, at the time of the receipt of a notice of a Proceeding pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of the Proceeding to the insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all commercially-reasonable action to cause such insurers to pay, on behalf of an Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c) In the event the Company may be obligated to make any indemnity in connection with a Proceeding on behalf of an Indemnitee, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by such Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to such Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by such Indemnitee and the retention of such counsel by the Company, the Company will not be liable to such Indemnitee for any fees or expenses of counsel subsequently incurred by such Indemnitee with respect to the same Proceeding. Notwithstanding the Company’s assumption of the defense of any such Proceeding, the Company shall be obligated to pay the fees and expenses of such Indemnitee’s counsel to the extent (i) the employment of counsel by such Indemnitee is authorized by the Company, (ii) counsel for the Company or such Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and such Indemnitee in the conduct of any such defense such that such Indemnitee needs to be separately represented, (iii) the Company is not financially or legally able to perform its indemnification obligations or (iv) the Company shall not have retained, or shall not continue to retain, such counsel to defend such Proceeding. The Company shall have the right to conduct such defense as it sees fit in its sole discretion. Regardless of any provision in this Agreement, such Indemnitee shall have the right to employ counsel in any Proceeding at such Indemnitee’s personal expense. The Company shall not be entitled, without the consent of such Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

(d) An Indemnitee shall give the Company such information and cooperation in connection with the Proceeding as may be reasonably appropriate.

(e) The Company shall not be liable to indemnify an Indemnitee for any settlement of any Proceeding (or any part thereof) without the Company’s prior written consent, which shall not be unreasonably withheld.

(f) The Company shall have the right to settle any Proceeding (or any part thereof) without the consent of an Indemnitee.

10. Procedures upon Application for Indemnification.

(a) To obtain indemnification, an Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to such Indemnitee and as is reasonably necessary to determine whether and to what extent such Indemnitee is entitled to indemnification following the final disposition of the Proceeding. The Company shall, as soon as reasonably practicable after receipt of such a request for indemnification, advise the board of directors that such Indemnitee has requested indemnification. Any delay in providing the request will not relieve the Company from its obligations under this Agreement, except to the extent such failure is prejudicial.

(b) Upon written request by an Indemnitee for indemnification pursuant to Section 10(a), a determination, if required by applicable law, with respect to such Indemnitee’s entitlement thereto shall be made in the specific case (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Company’s board of directors, a copy of which shall be delivered to such Indemnitee or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Company’s board of directors, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Company’s board of directors, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Company’s board of directors, a copy of which shall be delivered to such Indemnitee or (D) if so directed by the Company’s board of directors, by the stockholders of the Company. If it is so determined that such Indemnitee is entitled to indemnification, payment to such Indemnitee shall be made within ten days after such determination. Such Indemnitee shall cooperate with the person, persons or entity making the determination with respect to such Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to such Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) reasonably incurred by such Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company, to the extent permitted by applicable law.

(c) In the event the determination of an Indemnitee’s entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(b), the Independent Counsel shall be selected as provided in this Section 10(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Company’s board of directors, and the Company shall give written notice to such Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by such Indemnitee (unless such Indemnitee shall request that such selection be made by the Company’s board of directors, in which event the preceding sentence shall apply), and such Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, such Indemnitee or the Company, as the case may be, may, within ten days after such written notice of selection shall have been given, deliver to the Company or to such Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after the later of (i) submission by such Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof and (ii) the final disposition of the Proceeding, the parties have not agreed upon an Independent Counsel, either the Company or such Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or such Indemnitee to the other’s selection of Independent Counsel and for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 10(b) hereof. Upon the due commencement of any judicial proceeding pursuant to Section 12(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d) The Company agrees to pay the reasonable fees and expenses of any Independent Counsel and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

11. Presumptions and Effect of Certain Proceedings.

(a) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself create a presumption that an Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that such Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(b) For purposes of any determination of good faith, an Indemnitee shall be deemed to have acted in good faith to the extent such Indemnitee relied in good faith on (i) the records or books of account of the Enterprise, including financial statements, (ii) information supplied to such Indemnitee by the officers of the Enterprise in the course of their duties, (iii) the advice of legal counsel for the Enterprise or its board of directors or counsel selected by any committee of the board of directors or (iv) information or records given or reports made to the Enterprise by an independent certified public accountant, an appraiser, investment banker or other expert selected with reasonable care by the Enterprise or its board of directors or any committee of the board of directors. The provisions of this Section 11(b) shall not be deemed to be exclusive or to limit in any way the other circumstances in which such Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(c) Neither the knowledge, actions nor failure to act of any other director, officer, agent or employee of the Enterprise shall be imputed to an Indemnitee for purposes of determining the right to indemnification under this Agreement.

12. Remedies of Indemnitee.

(a) Subject to Section 12(d), in the event that (i) a determination is made pursuant to Section 10 of this Agreement that an Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 or 12(c) of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10 of this Agreement within 90 days after the later of the receipt by the Company of the request for indemnification or the final disposition of the Proceeding, (iv) payment of indemnification pursuant to this Agreement is not made (A) within ten days after a determination has been made that an Indemnitee is entitled to indemnification or (B) with respect to indemnification pursuant to Sections 4, 5 and 12(c) of this Agreement, within 30 days after receipt by the Company of a written request therefor, or (v) the Company or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, an Indemnitee the benefits provided or intended to be provided to such Indemnitee hereunder, such Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. Such Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which such Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by an Indemnitee to enforce his or her rights under Section 4 of this Agreement. The Company shall not oppose an Indemnitee’s right to seek any such adjudication in accordance with this Agreement.

(b) Neither (i) the failure of the Company, its board of directors, any committee or subgroup of the board of directors, Independent Counsel or stockholders to have made a determination that indemnification of an Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Company, its board of directors, any committee or subgroup of the board of directors, Independent Counsel or stockholders that an Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that such Indemnitee has or has not met the applicable standard of conduct. In the event that a determination shall have been made pursuant to Section 10 of this Agreement that an Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, on the merits, and such Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section 12, the Company shall, to the fullest extent not prohibited by law, have the burden of proving an Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) To the extent not prohibited by law, the Company shall indemnify an Indemnitee against all Expenses that are incurred by such Indemnitee in connection with any action for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company to the extent such

Indemnitee is successful in such action, and, if requested by such Indemnitee, shall (as soon as reasonably practicable, but in any event no later than 30 days, after receipt by the Company of a written request therefor) advance such Expenses to such Indemnitee, subject to the provisions of Section 8.

(d) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification shall be required to be made prior to the final disposition of the Proceeding.

13. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to an Indemnitee, the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amounts incurred by such Indemnitee, whether for Expenses, judgments, fines or amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and such Indemnitee as a result of the events and transactions giving rise to such Proceeding; and (ii) the relative fault of such Indemnitee and the Company (and its other directors, officers, employees and agents) in connection with such events and transactions.

14. Non-exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which an Indemnitee may at any time be entitled under applicable law, the Company’s certificate of incorporation or bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s certificate of incorporation and bylaws and this Agreement, it is the intent of the parties hereto that an Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change, subject to the restrictions expressly set forth herein or therein. Except as expressly set forth herein, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as expressly set forth herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

15. Primary Responsibility. The Company acknowledges that certain of the Indemnitees has certain rights to indemnification and advancement of expenses provided by [insert name of fund] and certain affiliates thereof (collectively, the “Secondary Indemnitors”). The Company agrees that, as between the Company and the Secondary Indemnitors, the Company is primarily responsible for amounts required to be indemnified or advanced under the Company’s certificate of incorporation or bylaws or this Agreement and any obligation of the Secondary Indemnitors to provide indemnification or advancement for the same amounts is secondary to those Company obligations. The Company waives any right of contribution or subrogation against the Secondary Indemnitors with respect to the liabilities for which the Company is primarily responsible under this Section 15. In the event of any payment by the Secondary Indemnitors of amounts otherwise required to be indemnified or advanced by the Company under the Company’s certificate of incorporation or bylaws or this Agreement, the Secondary Indemnitors shall be subrogated to the extent of such payment to all of the rights of recovery of such Indemnitee for indemnification or advancement of expenses under the Company’s certificate of incorporation or bylaws or this Agreement or, to the extent such subrogation is unavailable and contribution is found to be the applicable remedy, shall have a right of contribution with respect to the amounts paid. The Secondary Indemnitors are express third-party beneficiaries of the terms of this Section 15.

16. No Duplication of Payments. Subject to any subrogation rights set forth in Section 15, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that an Indemnitee has otherwise actually received payment for such amounts under any insurance policy, contract, agreement or otherwise.

17. Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, trustees, general partners, managing members, officers, controlling persons, employees, agents or fiduciaries of the Company or any other Enterprise, an Indemnitee shall be covered by such policy or policies to the same extent as the most favorably-insured persons under such policy or policies in a comparable position.

18. Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of an Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

19. Services to the Company. If applicable, any Indemnitee agrees to serve as a director or officer of the Company or, at the request of the Company, as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of another Enterprise, for so long as such Indemnitee is duly elected or appointed or until such Indemnitee tenders his or her resignation or is removed from such position. Such Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue such Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and such Indemnitee. Such Indemnitee specifically acknowledges that any employment with the Company (or any of its subsidiaries or any Enterprise) is at will, and such Indemnitee may be discharged at any time for any reason, with or without cause, with or without notice, except as may be otherwise expressly provided in any executed, written employment contract between such Indemnitee and the Company (or any of its subsidiaries or any Enterprise), any existing formal severance policies adopted by the Company’s board of directors or, with respect to service as a director or officer of the Company, the Company’s certificate of incorporation or bylaws or the DGCL. No such document shall be subject to any oral modification thereof.

20. Duration. With respect to each Indemnitee, this Agreement shall continue until and terminate upon the later of (a) ten years after the date that such Indemnitee shall have ceased to serve as a director, officer or controlling person of the Company or as a director, trustee, general partner, managing member, officer, employee, controlling person, agent or fiduciary of any other Enterprise, as applicable; or (b) one year after the final termination of any Proceeding, including any appeal, then pending in respect of which such Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by such Indemnitee pursuant to Section 12 of this Agreement relating thereto.

21. Successors. This Agreement shall be binding upon the Company and its successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, and shall inure to the benefit of an Indemnitee and an Indemnitee’s heirs, executors and administrators.

22. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order or other applicable law, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

23. Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce certain of the Indemnitees to serve as a director or officer of the Company, and the Company acknowledges that such Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

24. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Company’s certificate of incorporation and bylaws and applicable law.

25. Modification and Waiver. No supplement, modification or amendment to this Agreement shall be binding unless executed in writing by the parties hereto. No amendment, alteration or repeal of this Agreement shall adversely affect any right of any Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. No waiver of any of the provisions of this Agreement shall constitute or be deemed a waiver of any other provision of this Agreement nor shall any waiver constitute a continuing waiver.

26. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a) if to an Indemnitee, to such Indemnitee’s address, facsimile number or electronic mail address as shown on the signature page of this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof; or

(b) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011, or at such other current address as the Company shall have furnished to the Indemnitees, with a copy (which shall not constitute notice) to Robert Kornegay, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

27. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and each Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, Corporation Service Company, Wilmington, Delaware as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.

28. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

29. Captions. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

(signature page follows)

The parties are signing this Indemnification Agreement as of the date stated in the introductory sentence.

MAXLINEAR, INC.

(Signature)

(Print name)

(Title)

(Signature page to Indemnification Agreement)

[INSERT INDEMNITEE NAME]

(Signature)

(Print name and title of signatory, if applicable)

Address:

E-mail:

Fax:

[INSERT INDEMNITEE NAME]

(Signature)

(Print name and title of signatory, if applicable)

Address:

E-mail:

Fax:

(Signature page to Indemnification Agreement)